Nu Horizons Electronics Corp.
                       70 Maxess Road, Melville, NY 11747
                         631-396-5000 Fax: 631-396-5060


Company Contact:  Paul Durando
                  Nu Horizons Electronics Corp.
                  631-396-5000


FOR IMMEDIATE RELEASE
---------------------


       NU HORIZONS REPORTS FINANCIAL AND OPERATING RESULTS FOR THE SECOND
                          QUARTER OF FISCAL YEAR 2005


MELVILLE, NY, September 30, 2004 --- Nu Horizons Electronics Corp. (Nasdaq/NM:
NUHC), a leading distributor of active and passive electronic components today reported financial and operating results for the second quarter and six months ended August 31, 2004.

Net sales for the quarter ended August 31, 2004 were $119.2 million compared to $80.0 million for the comparable period last year, an increase of 49%. Net income for the quarter was $1,186,000 or $0.07 per share on 16,884,147 basic shares outstanding [$.07 per share on 17,663,839 diluted shares], compared to a net loss of $(623,000) or $(0.04) per share on 16,681,145 basic and diluted shares outstanding in the same period last year.

For the six months ended August 31, 2004, net sales increased to $237.4 million from $152.8 million in the comparable period last year, an increase of 55%. Net income for the first half of fiscal 2005 was $2,372,000 or $0.14 per share on 16,884,147 basic shares outstanding [$0.13 per share on 17,875,443 diluted shares], compared with a net loss of $(1,454,000), or $(0.09) per share on 16,678,093 basic and diluted shares outstanding in the year-earlier period.

Arthur Nadata, chairman of the board and chief executive officer of Nu Horizons, said, "Sales and net income, year over year and quarter over quarter, showed substantial gains as our industry continued its recovery from the downturn experienced a few years ago. While we were able to report a slight increase in sequential sales for the quarter ended August 31, 2004, $119.2 million as compared to $118.2 million for the quarter ended May 31, 2004, in practical terms sales remained relatively flat after five quarters of substantial sequential sales increases."

Nadata continued, "This slowing in our sequential rate of growth appears to be an industry-wide phenomenon, which also coincides with the historically slower sales activity in the summer period. The question is whether it is a temporary pause or a more permanent slowing of industry growth. We believe that the next six to nine months will result in a more modest sequential industry growth rate than was experienced over the past eighteen months."

                                  (more)

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NUHC Reports Second Quarter Fiscal 2005 Results                          Page 2

Nadata concluded, "Our gross margins appear to have stabilized and have actually improved modestly over the past two quarters. We believe that our overall sales growth should continue to be positively impacted by our demand creation model approach which should allow us to maintain margins as well as continue to increase our market share although no assurances can be given in this regard."

A conference call to further discuss earnings will be held today at 4:15 pm ET. The call can be accessed by dialing (800) 915 - 4836, (international, dial (973) 317 - 5319) and refer to the Nu Horizons call. A webcast of the call will be available on line (both live and after the call, beginning at 7:00 pm ET) at www.nuhorizons.com. A rebroadcast of the call will be available, beginning at 7:00 pm ET at (800) 428 - 6051 (international, dial (973) 709 - 2089)
confirmation code 307564. A transcript of the webcast will remain available on the website for a period of twelve months, beginning one week after the call. In connection with the conference call, Nu Horizons has posted on its website certain information regarding its second quarter results.

About Nu Horizons Electronics Corp.

Nu Horizons is a leading distributor of high technology active components, including analog, communications, discretes, optical, logic & peripherals, memory, microcontrollers, system on chip (SOC), board level and computer system products to a wide variety of commercial original equipment manufacturers
(OEMs). With sales facilities in thirty-three locations across North America and Asia, and logistics centers in centralized locations throughout the globe, Nu Horizons partners with a limited number of best-in-class suppliers to provide in-depth product and solutions expertise to its customers. Information on Nu Horizons and its services is available at www.nuhorizons.com. The Company does not undertake any obligation to update its forward-looking statements.

Except for historical information contained herein, the matters set forth in this news release are forward looking statements. When used in this press release, words such as "anticipate," "believe," "estimate," "expect," "intend" and similar expressions, as they relate to Nu Horizons or its management, identify forward-looking statements. Such forward-looking statements are based on the current beliefs of Nu Horizons' management, as well as assumptions made by and information currently available to its management. Forward-looking statements involve certain risks and uncertainties that could cause actual results to differ from those in the forward looking-statements. Potential risks and uncertainties include such factors as the level of business and consumer spending for electronic products, the amount of sales of the Company's products, the competitive environment within the electronics industry, the ability of the Company to continue to expand its operations, the level of costs incurred in connection with the Company's expansion efforts and the financial strength of the Company's customers and suppliers. Investors are also directed to consider other risks and uncertainties discussed in documents filed by the Company with the Securities and Exchange Commission. Such statements reflect our current view with respect to the future and are subject to these and other risks, uncertainties and assumptions relating to Nu Horizons' financial condition, results of operations, growth strategy and liquidity. The Company does not undertake any obligation to update its forward-looking statements.



                               (Tables Follow)

NUHC Reports Second Quarter Fiscal 2005 Results                          Page 3




                 NU HORIZONS ELECTRONICS CORP. AND SUBSIDIARIES
                 ----------------------------------------------
                 CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
                 -----------------------------------------------
                                   (unaudited)

                                                       For the Six Months Ended                   For the Three Months Ended
                                              -------------------------------------   -------------------------------------
                                                August 31, 2004     August 31, 2003     August 31, 2004      August 31, 2003
                                                ---------------     ---------------     ---------------      ---------------
NET SALES                                     $     237,407,958  $     152,768,252    $     119,231,880    $      79,965,110
                                              -----------------  -----------------    -----------------    -----------------
COSTS AND EXPENSES:
   Cost of sales                                    198,054,472        124,341,742           99,493,834           65,570,341
   Operating expenses                                34,434,691         30,755,068           17,250,611           15,401,486
   Interest expense                                     785,686             77,588              452,992               57,066
   Interest income                                      (29,919)          (101,217)             (26,188)             (92,313)
                                              -----------------  -----------------    -----------------    -----------------
                                                    233,244,930        155,073,181          117,171,249           80,936,580
                                              -----------------  -----------------    -----------------    ------------------

INCOME (LOSS) BEFORE PROVISION
   FOR INCOME TAXES AND MINORITY
   INTERESTS                                          4,163,028         (2,304,929)           2,060,631             (971,470)

   Provision (credit) for income taxes                1,578,181         (1,017,601)             787,413             (432,497)
                                              -----------------  -----------------    -----------------    -----------------
INCOME (LOSS) BEFORE MINORITY INTERESTS               2,584,847         (1,287,328)           1,273,218             (538,973)

   Minority interest in earnings of
   subsidiaries                                         212,892            166,895               87,181               83,879
                                              -----------------  -----------------    -----------------    -----------------
NET INCOME (LOSS)                             $       2,371,955  $      (1,454,223)   $       1,186,037    $        (622,852)
                                              =================  =================    =================    =================
NET INCOME (LOSS) PER COMMON SHARE:

    Basic                                     $            .14   $            (.09)   $            .07     $           (.04)
                                              =================  =================    =================    =================
    Diluted                                   $            .13   $            (.09)   $            .07     $           (.04)
                                              =================  =================    =================    =================

WEIGHTED AVERAGE COMMON SHARES
   OUTSTANDING:

   Basic                                            16,884,147          16,678,093          16,884,147           16,681,145
   Diluted                                          17,875,443          16,678,093          17,663,839           16,681,145


NUHC Reports Second Quarter Fiscal 2005 Results                          Page 4


                 NU HORIZONS ELECTRONICS CORP. AND SUBSIDIARIES
                 ----------------------------------------------
                      CONSOLIDATED CONDENSED BALANCE SHEETS
                      -------------------------------------

                                                                      August 31,             February 29,
                                                                 -------------------     -------------------
                                                                        2004                    2004
                                                                     (unaudited)
                            ASSETS

CURRENT ASSETS:
   Cash and cash equivalents                                     $      10,230,728       $      12,469,973
   Accounts receivable - net of allowance for doubtful
      accounts of $4,621,311 and $4,089,801 for August 31,
      2004 and February 29, 2004, respectively                          70,557,912              68,230,405
   Inventories                                                         116,618,873              68,729,081
   Prepaid expenses and other current assets                             1,528,897                 794,086
                                                                 --------------------    --------------------

TOTAL CURRENT ASSETS                                                   198,936,410             150,223,545

PROPERTY, PLANT AND EQUIPMENT - NET                                      4,214,669               4,401,898

OTHER ASSETS:
   Subordinated note receivable                                          2,000,000               2,000,000
   Other assets                                                          1,660,138               1,552,728
                                                                 --------------------    --------------------
                                                                 $     206,811,217       $     158,178,171
                                                                 ====================    ====================

             LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
   Accounts payable                                              $      28,121,860       $      21,479,465
   Accrued expenses                                                      4,196,978               5,250,006
                                                                 --------------------    --------------------

TOTAL CURRENT LIABILITIES                                               32,318,838              26,729,471
                                                                 --------------------    --------------------

LONG TERM LIABILITIES:
   Revolving credit line                                                46,100,000               5,300,000
   Deferred income taxes                                                   390,566                 280,495
                                                                 --------------------    --------------------

TOTAL LONG-TERM LIABILITIES                                             46,490,566               5,580,495
                                                                 --------------------    --------------------


MINORITY INTEREST IN SUBSIDIARIES                                        1,678,554               1,465,662
                                                                 --------------------    --------------------

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS' EQUITY:
   Preferred stock, $1 par value, 1,000,000 shares
     authorized; none issued or outstanding                                      -                       -
   Common stock, $.0066 par value, 50,000,000 shares
     authorized; 16,884,147 and 16,859,766 shares issued
     and outstanding for August 31, 2004 and February 29,
     2004, respectively                                                    111,435                 111,275
   Additional paid-in capital                                           44,054,608              43,934,877
   Retained earnings                                                    83,022,715              80,650,760
   Other accumulated comprehensive income (loss)                          (865,499)               (294,369)
                                                                 --------------------    --------------------

  TOTAL SHAREHOLDERS' EQUITY                                           126,323,259             124,402,543
                                                                 --------------------    --------------------

                                                                 $     206,811,217       $     158,178,171
                                                                 ====================    ====================

